UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

INTERLINE BRANDS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 6, 2010, Interline Brands, Inc. (“Interline” or the “Company”) held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) in Jacksonville, Florida. As of March 8, 2010, the record date for the 2010 Annual Meeting, there were 32,740,976 shares of common stock outstanding and entitled to vote. At the 2010 Annual Meeting, there were 31,979,228 shares present in person or by proxy, which constitutes approximately 97.7 percent of the shares entitled to vote; therefore, a quorum was present. The following is a brief description of each matter voted upon at the 2010 Annual Meeting and the result as to each proposal.

(1)          Votes regarding the election of the persons named below as the Class III members of the Board of Directors for terms of three years were as follows:

Nominee	For	Withheld	Broker Non-Votes
Michael J. Grebe	26,118,055	5,404,281	456,892
Gideon Argov	12,673,495	18,848,841	456,892
Randolph W. Melville	25,700,027	5,822,309	456,892

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for terms of three years expiring at the Annual Meeting of Stockholders in 2013 or until their respective successors are elected and qualified.

(2)          Votes regarding the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010, were as follow:

For	Against	Abstain	Broker Non-Votes
31,092,143	886,004	1,081	—

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010 was duly ratified by our stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

	By:	/s/ Michael Agliata
Name: Michael Agliata Title: Vice President, General Counsel and Secretary

Date: May 11, 2010